                                                               Exhibit 3.1




                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF

                          JW Genesis Financial Corp.
                          --------------------------
                                (Present Name)


Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:


First:        Amendment(s) adopted:
              (indicate article number(s) being amended, added or deleted)



      ARTICLE I is deleted in its entirety and the following ARTICLE I is added;

                                  "ARTICLE I
                                     NAME
                                     ----

      The name of the Corporation is

                          JWGenesis Financial Corp."

      The following ARTICLE X and ARTICLE XI are added:

                                  "ARTICLE X
                       SPECIAL MEETINGS OF SHAREHOLDERS
                       --------------------------------

      A special meeting of shareholders of one or more classes or series of the Corporation's shares shall be called by the Corporation upon the written request of the holders of shares representing forty percent (40%) or more of the votes entitled to be cast issue proposed to be considered at the special meeting.

                                  ARTICLE XI
                     SHAREHOLDER ACTION WITHOUT A MEETING
                     ------------------------------------

       Any action required or permitted to be taken at an annual or special meeting may be taken without a meeting, without prior notice, and without a vote if the action is taken by unanimous written consent of the holders of the outstanding stock of each voting group entitled to vote thereon."

Second:   If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

Third:    The date of each amendment's adoption: January 20, 1998
                                                 ----------------

Fourth:          Adoption of Amendment(s) (CHECK ONE)

  X       The amendment(s) was/were approved by the shareholders. The number of
 ---      votes cast for the amendment(s) was/were sufficient for approval.

          The amendment(s) was/were approved by the shareholders through voting
 --- groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

                "The number of votes case for the amendment(s) was/were sufficient for approval by

                ________________________________."
                voting group

          The amendment(s) was/were adopted by the board of directors without
 ---      shareholder action and shareholder action was not required.

          The amendment(s) was/were adopted by the incorporators without
 ---      shareholder action and shareholder action was not required.

Signed this 20th day of January, 1998.



Signature /s/ Joel E. Marks
         ------------------------------------------------------------
          Joel E. Marks, Vice President, Secretary and Treasurer

Signature /s/ Joel E. Marks
         ------------------------------------------------------------
          Joel E. Marks, Vice President, Secretary and Treasurer

                           ARTICLES OF INCORPORATION

                                      OF

                          JW GENESIS FINANCIAL CORP.


                                   ARTICLE 1
                                     NAME
                                     ----

                    The name of the Corporation is

                          JW GENESIS FINANCIAL CORP.



                                  ARTICLE II
                          REGISTERED OFFICE AND AGENT
                          ---------------------------

     The address of the registered office of the Corporation in the State of Florida is 1201 Hays Street, Tallahassee, Florida 32301. The name of the Corporation's registered agent at such address is Corporation Service Company.



                                  ARTICLE III
                                 INCORPORATOR
                                 ------------

     The name and mailing address of the incorporator is:


                             James A. Coblin, Esq.
                             Kilpatrick Stockton LLP
                             1100 Peachtree Street
                             Atlanta, Georgia 30309



                                  ARTICLE IV
                           INITIAL PRINCIPAL OFFICE
                           ------------------------

     The street and mailing address of the principal office of the Corporation is 980 North Federal Highway, Suite 210, Boca Raton, Florida 33432

                                   ARTICLE V
                                 CAPITAL STOCK
                                 -------------


     5.1  Authorized Classes of Stock. The total number of shares of all classes
          ---------------------------
of stock that the Corporation shall have authority to issue is 35,000,000 shares, consisting of 30,000,000 shares of common stock, $0.001 par value (herein called the "Common Stock"), and 5,000,000 shares of preferred stock, $0.10 par value (herein called the "Preferred Stock"). Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock, and the holder thereof shall not be liable for any further payment thereon.

     5.2  Common Stock. All shares of Common Stock shall be identical and shall
          ------------
entitle the holders thereof to the same rights and privileges:

          (a)  Dividends and Distributions. When and as dividends or other
               ---------------------------
     distributions are declared upon the Common Stock, whether payable in cash, in property, or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions. In the event of any dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and the payment of any liquidation preference with respect to any other class of capital stock of the Corporation that has a liquidation preference over the Common Stock, the remaining assets and funds of the Corporation shall be divided among and paid ratably to the holders of the Common Stock.

          (b)  Voting Rights. Each holder of Common Stock shall be entitled to
               -------------
     one vote per share on any and all matters required to be (or otherwise) submitted for a vote or consent by holders of Common Stock.

     5.3  Preferred Stock. Subject to the provisions of this ARTICLE V, and
          ---------------
these Articles of Incorporation, shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The Board of Directors is authorized to determine or alter the designations, voting powers, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, and restrictions on such rights, as the Board of Directors may authorize by resolutions duly adopted prior to the issuance of any shares of a series of Preferred Stock, including, but not limited to: (a) the distinctive designation of each series and the number of shares that will constitute such series (except that any decrease in the number of shares constituting such series shall not be below the number of shares of such series then outstanding); (b) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple votes per share; (c) the dividend rate, if any dividends are to be paid, on the shares of any such series, any restrictions, limitations, or conditions upon the payment of such dividends, whether such dividends shall be cumulative, and the dates on which such dividends are payable; (d) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (e) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (f) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution, or winding-up of the Corporation, or the distribution of its assets; and (g) the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares are convertible into or exchangeable for other capital stock of the Corporation, if such shares are convertible or exchangeable.


                                  ARTICLE VI
                                  AMENDMENTS
                                  ----------

     The Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained in these Articles of Incorporation; other provisions authorized by the laws of the State of Florida at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon shareholders, directors, or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.


                                  ARTICLE VII
                           BYLAWS OF THE CORPORATION
                           -------------------------

     In furtherance and not in limitation of the powers conferred by the laws of the State of Florida, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter, or repeal the Bylaws of the Corporation, subject to the power of the shareholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors, except as may be permitted by the Florida Business Corporation Act and expressly authorized in the Bylaws of the Corporation.

                                 ARTICLE VIII
                              BOARD OF DIRECTORS
                              ------------------

     8.1   General Powers.  The property, affairs, and business of the
           --------------
Corporation shall be managed by its Board of Directors. The exact number of directors shall be fixed from time to time, within any maximum and minimum limitations specified within the Corporation's Bylaws, by resolution of the Board of Directors. The directors shall have the power, from time to time and at any time, when the shareholders are not assembled at a meeting, to increase or decrease their own number, within any maximum and minimum limitations specified within the Corporation's Bylaws, by resolution of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     8.2   Election.  The directors shall be elected at each annual meeting of
           --------
shareholders to hold office until their respective successors, if there are to be any, have been duly elected and qualified. At each annual meeting of shareholders at which a quorum is present, the person receiving a plurality of the votes cast with respect to an election to a position as a director shall be elected to the position. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

     8.3   Vacancies.  Any vacancy on the Board of Directors resulting from
           ---------
death, retirement, resignation, disqualification, or removal from office or other reason, as well as any vacancy resulting from an increase in the number of directors that occurs between annual meetings of the shareholders at which directors are elected, may be filled by a majority vote of the remaining directors then in office, through less than a quorum. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of shareholders.

     8.4   Special Matters.  Notwithstanding the foregoing, whenever the holders
           ---------------
of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal, and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE V applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE VIII unless otherwise provided therein.

                                  ARTICLE IX
                                INDEMNIFICATION
                                ---------------

      9.1   Scope of Authority. The Corporation shall indemnify each of the
            ------------------
Corporation's directors and officers in each and every situation where, under
Section 607.0850 of the Florida Business Corporation Act, or any successor provision of such Act (the "Indemnity Section"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified pursuant to the Indemnity Section to the extent the Board of Directors deems advisable, as permitted by the Indemnity Section. The Corporation shall promptly make or cause to be made any determination required to be made pursuant to the Indemnity Section.

      9.2   Limitation on Certain Personal Liability. No person shall be
            ----------------------------------------
personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the
                                            --------  -------
foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders;
(b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under the Indemnity Section of the Florida Business Corporation Act; or (d) for any transaction from which the director derived an improper personal benefit.



      IN WITNESS WHEREOF, the undersigned has signed these Articles of Incorporation for the purpose of forming a corporation pursuant to the Florida Business Corporation Act, this 15th day of January, 1998.


                                             /s/ James A. Coblin
                                            --------------------------
                                            James A. Coblin
                                            Incorporator